Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York 10036-6522

December 22, 2009

Reckson Operating Partnership, L.P.

420 Lexington Avenue

New York, New York 10170

Re:                               SL Green Realty Corp. and Reckson Operating Partnership, L.P.

Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Reckson Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) in connection with the preparation of the Registration Statement on Form S-3 of SL Green Realty Corp., a Maryland corporation (the “Company”) and the Operating Partnership (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale, from time to time, by the Company and Operating Partnership, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of the following securities: (i) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), in one or more series; (iii) depositary shares representing Preferred Stock (the “Depositary Shares”), (iv) debt securities of the Operating Partnership, which may be in one or more series, (the “Debt Securities”), which may be issued under the Indenture (the “Indenture”), proposed to be entered into among the Operating Partnership, the Company, as guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”) a form of which is filed as an exhibit to the Registration Statement; (v) guarantees of the Debt Securities by the Company (the “Guarantees”); and (vi) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock or Depositary Shares, which may be issued pursuant to one or more warrant agreements, proposed to be entered into with one or more warrant agents to be named.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture; (iii) the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership; (iv) the Certificate of Limited Partnership of the Operating Partnership; and (v) the

Statement of Eligibility of the Trustee on Form T-1. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Operating Partnership and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Operating Partnership and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Operating Partnership, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Operating Partnership and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinions with respect to the law of any other jurisdiction other than the Delaware Revised Uniform Limited Partnership Act (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinions as to the effect of any other laws on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that, with respect to any series of Debt Securities to be offered (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Operating Partnership and the other parties thereto; (iv) appropriate officers of the Company and the Operating Partnership have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Limited Partnership or the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Operating Partnership of the Indenture and the performance by the Operating Partnership of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Operating Partnership or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP